Exhibit 5.1

Phone:    (215) 569-5500

Email:     www.blankrome.com

June 19, 2014

StoneMor Partners L.P.

311 Veterans Highway, Suite B

Levittown, Pennsylvania 19056

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to StoneMor Partners L.P., a Delaware limited partnership (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer from time to time by the selling unitholder (the “Selling Unitholder”) of up to 1,000,000 common units representing limited partner interests in the Company (the “Common Units”), which may be issued in lieu of quarterly cash distributions (“Distribution Units”) on Common Units previously issued to the Selling Unitholder. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

In rendering this opinion, we have examined only the following documents: (i) the Registration Statement, including the prospectus (the “Prospectus”) contained in the Registration Statement, (ii) the Certificate of Limited Partnership of the Company, (iii) the Second Amended and Restated Agreement of Limited Partnership of the Company dated as of September 9, 2008 (the “Partnership Agreement”), (iv) resolutions of StoneMor GP LLC, a Delaware limited liability company and the general partner of the Company, and (v) such other certificates, statutes and other instruments and documents as we have deemed necessary or appropriate for purposes of the opinion hereafter expressed. We have not performed any independent investigation other than the document examination described above.

We have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) each person signing documents we examined has the legal authority and capacity to do so; and (v) each certificate from governmental officials reviewed by us is accurate, complete and authentic.

One Logan Square 18th & Cherry Streets Philadelphia, PA 19103

www.BlankRome.com

Boca Raton • Cincinnati • Houston • Los Angeles • New York • Philadelphia • Princeton • San Francisco • Shanghai • Tampa • Washington • Wilmington

StoneMor Partners L.P.

June 19, 2014

This opinion is limited to the laws of the State of Delaware. No opinion is expressed as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Distribution Units have been duly authorized, and when the Company has taken all necessary actions to approve the issuance of and deliver the Distribution Units, in accordance with, and subject to, the conditions set forth in the Partnership Agreement, such Distribution Units will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by the Delaware Revised Uniform Limited Partnership Act, as amended).

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion is not a guaranty nor may one be inferred or implied.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission and the use of our name in the section entitled “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ BLANK ROME LLP